EXHIBIT H

COMPARABLE FUNDS MANAGED BY GMFCT

     GMFCT also serves as investment adviser of certain other mutual funds that have comparable investment objectives as some of the Funds. The table below identifies these comparable funds, includes their net assets as of December 31, 2006 and discloses GMFCT’s rate of compensation for managing such funds.

Rate of GMFCT’s
	Comparable	Assets as of	Compensation for
Fund Name	Mutual Fund	December 31, 2006	Comparable Fund
Gartmore GVIT	Gartmore Emerging	$72,989,037.47	1.05% on assets up to
Emerging Markets	Markets Fund[1,2]		$500 million;
Fund			1.00% on assets of $500
million and more but
less than $2 billion;
0.95% for assets of $2
billion and more
Gartmore GVIT	Gartmore Global	$51,109,144.23	0.90% on assets up to
Global Financial	Financial Services		$500 million;
Services Fund	Fund[1,2]		0.85% on assets of $500
million and more but
less than $2 billion;
0.80% for assets of $2
billion and more
Gartmore GVIT Global	Gartmore Global	$29,134,717.94	0.90% on assets up to
Health Sciences Fund	Health Sciences		$500 million;
	Fund[2]		0.85% on assets of $500
million and more but
less than $2 billion;
0.80% for assets of $2
billion and more
Gartmore GVIT	Gartmore Global	$16,184,151.77	0.88% on assets up to
Global Technology and	Technology and		$500 million;
Communications Fund	Communications		0.83% on assets of $500
	Fund[2]		million and more but
less than $2 billion;
0.78% for assets of $2
billion and more
Gartmore GVIT Global	Gartmore Global	$25,130,504.73	0.70% on assets up to
Utilities Fund	Utilities Fund[1,2]		$500 million;
0.65% on assets of $500
million and more but
less than $2 billion;
0.60% for assets of $2
billion or more

Rate of GMFCT’s
	Comparable	Assets as of	Compensation for
Fund Name	Mutual Fund	December 31, 2006	Comparable Fund
Gartmore GVIT	Gartmore	$126,748,459.19	0.60% on assets up to
Government Bond	Government Bond		$250 million;
Fund	Fund		0.575% on assets of
$250 million and more
but less than $1 billion;
0.50% on assets up to
$250 million;
0.475% on assets of $250
million and more but
less than $1 billion;
0.45% on assets of $1
billion and more but less
than $2 billion;
0.425% on assets of $2
billion and more but less
than $5 billion;
0.40% for assets of $5
billion and more
Gartmore GVIT	Gartmore Growth	$200,008,457.58	0.60% on assets up to
Growth Fund	Fund		$250 million;
0.575% on assets of
$250 million and more
but less than $1 billion;
0.55% on assets of $1
billion and more but less
than $2 billion;
0.525% on assets of $2
billion and more but less
than $5 billion;
0.50% for assets of $5
billion and more
Gartmore GVIT	Gartmore	$69,128,188.70	0.90% on assets up to
International Growth	International		$500 million;
Fund	Growth Fund[2]		0.85% on assets of $500
million and more but
less than $2 billion;
0.80% for assets of $2
billion and more
Gartmore GVIT	Gartmore Investor	$925,270,115.07	0.13% of average daily
Investor Destinations	Destinations		net assets
Aggressive Fund	Aggressive Fund[1]
Gartmore GVIT	Gartmore Investor	$1,498,752,724.18	0.13% of average daily
Investor Destinations	Destinations		net assets
Moderately Aggressive	Moderately Aggressive
Fund	Fund
Gartmore GVIT	Gartmore Investor	$1,527,303,511.02	0.13% of average daily
Investor Destinations	Destinations		net assets
Moderate Fund	Moderate Fund

Rate of GMFCT’s
	Comparable	Assets as of	Compensation for
Fund Name	Mutual Fund	December 31, 2006	Comparable Fund
Gartmore GVIT	Gartmore Investor	$334,022,274.77	0.13% of average daily
Investor Destinations	Destinations		net assets
Moderately	Moderately
Conservative Fund	Conservative Fund
Gartmore GVIT	Gartmore Investor	$215,021,465.73	0.13% of average daily
Investor Destinations	Destinations		net assets
Conservative Fund	Conservative Fund
Gartmore GVIT Mid	Gartmore Mid Cap	$7,387,088.84	0.75% on assets up to
Cap Growth Fund	Growth Fund[1]		$250 million;
0.725% on assets of $250
million and more but
less than $1 billion;
0.70% on assets of $1
billion and more but less
than $2 billion;
0.675% on assets of $2
billion and more but less
than $5 billion;
0.65% for assets of $5
billion and more
Gartmore GVIT Money	Gartmore Money	$1,692,521,826.79	0.40% on assets up to $1
Market Fund	Market Fund[1]		billion;
Gartmore GVIT Money			0.38% on assets of $1
Market Fund II			billion and more but less
than $2 billion;
0.36% on assets of $2
billion and more but less
than $5 billion;
0.34% for assets of $5
billion and more
Gartmore GVIT	Gartmore	$1,284,537,268.32	0.60% on assets up to
Nationwide Fund	Nationwide Fund		$250 million;
0.575% on assets of
$250 million and more
but less than $1 billion;
0.55% on assets of $1
billion and more but less
than $2 billion;
0.525% on assets of $2
billion and more but less
than $5 billion;
0.50% for assets of $5
billion and more

			Rate of GMFCT’s
	Comparable	Assets as of	Compensation for
Fund Name	Mutual Fund	December 31, 2006	Comparable Fund
Gartmore GVIT	Gartmore	$17,490,266.30	0.80% on assets up to
Nationwide Leaders	Nationwide Leaders		$500 million;
Fund	Fund[2]		0.70% on assets of $500
			million and more but
			less than $2 billion;
			0.65% on assets of $2
			billion or more
Gartmore GVIT U.S.	Gartmore U.S.	$125,037,985.48	0.90% on assets up to
Growth Leaders Fund	Growth Leaders		$500 million
	Fund[3]		0.80% on the next $1.5
			billion in assets;
			0.75% on assets of $2
			billion and more
Gartmore GVIT	Gartmore	$49,125,365.17	0.90% on assets up to
Worldwide Leaders	Worldwide Leaders		$500 million
Fund	Fund[1,2]		0.85% on assets of $500
			million and more but
			less than $2 billion;
			0.80% for assets of $2
			billion and more
GVIT S&P 500 Index	Gartmore S&P 500	$3,625,592,877.24	0.13% on assets up to
Fund	Index Fund		$1.5 billion;
			0.12% on assets of $1.5
			billion and more but less
			than $3 billion;
			0.11% on assets of $3
			billion and more but less
			than $4.5 billion;
			0.10% on assets of $4.5
			billion and more
GVIT Small Cap Value	Gartmore Small	$5,478,311.64	0.95% on assets up to
Fund	Cap Value Fund[1]		$500 million;
			0.85% on assets of $500
			million and more but
			less than $2 billion;
			0.80% for assets of $2
			billion and more
GVIT International	Gartmore	$2,179,518,637.07	0.27% on assets up to
Index Fund	International Index		$1.5 billion;
	Fund		0.26% on assets of $1.5
			billion and more but less
			than $3 billion;
			0.25% on assets of $3
			billion and more

1	GMFCT has contractually waived, reduced or otherwise agreed to reduce its compensation for the referenced fund.

2	Performance Fees for the Gartmore Global Technology and Communications Fund; Gartmore Global Health Sciences Fund; Gartmore Nationwide Leaders Fund; Gartmore Global Financial Services Fund; Gartmore Global Utilities Fund; Gartmore International Growth Fund; Gartmore Emerging Markets Fund; and Gartmore Worldwide Leaders Fund.

The base advisory fee for each of these Funds, as set forth above, is adjusted each quarter beginning one year after implementation of the Performance Fee, depending upon a Fund’s investment performance for the 12 months preceding the end of that month relative to the investment performance of each respective Fund’s benchmark as listed below. The base fee is either increased or decreased proportionately by the following amounts at each breakpoint, based upon whether a Fund has out-performed or under-performed its respective benchmark (using the performance of each such Fund’s Class A Shares to measure), by more or less than a maximum of 500 basis points over the preceding rolling 12 month period as follows:

+/- 100 bps under/outperformance	2bps
+/- 200 bps under/outperformance	4bps
+/- 300 bps under/outperformance	6bps
+/- 400 bps under/outperformance	8bps
+/- 500 bps or more under/outperformance	10bps

The investment performance of each Fund will be the sum of: (1) the change in each Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund will be the Fund’s value in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

Benchmark Index Performance:

The performance of each respective benchmark Index for a calculation period, expressed as a percentage of each Index, at the beginning of such period will be the sum of: (1) the change in the level of the Index during such period; and (2) the value, as calculated consistent with the Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Index. For this purpose, cash distributions on the securities that comprise the Index will be treated as if they were reinvested in the Index at least as frequently as the end of each calendar quarter following payment of the dividend.

Benchmark Indices:

1.	Gartmore Global Technology and	Goldman Sachs Technology Composite Index
Communications Fund
2.	Gartmore Global Health Sciences Fund	Goldman Sachs Health Care Index
3.	Gartmore Nationwide Leaders Fund	S&P 500 Index
4.	Gartmore Emerging Markets Fund	MSCI Emerging Markets Index
5.	Gartmore International Growth Fund	MSCI All Country World Free ex U.S. Index
6.	Gartmore Worldwide Leaders Fund	MSCI World Index
7.	Gartmore Global Financial Services Fund	MSCI World Financial Index
8.	Gartmore Global Utilities Fund	60% MSCI World Telecom Service Index/40%
MSCI World Utilities Index

3	Performance fee for the Gartmore U.S. Growth Leaders Fund

     The base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Fund’s investment performance for the 36 months preceding the end of that month, relative to the investment performance of the Fund’s benchmark, the S&P 500 Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the S&P 500 Index by more or less than 1200 basis points over the preceding rolling 36 month period:

For assets up to $500 million	+/- 22 basis points
Next $1.5 billion in assets	+/- 18 basis points
Assets of $2 billion and more	+/- 16 basis points

The investment performance of the Gartmore U.S. Growth Leaders Fund will be the sum of: (1) the change in the Fund’s value during such period; (2) the value of the Fund’s cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund’s value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

S&P 500 Index Performance:

The performance of the S&P 500 Index for a calculation period, expressed as a percentage of the S&P 500 Index, at the beginning of such period will be the sum of: (1) the change in the level of the S&P 500 Index during such period; and (2) the value, as calculated consistent with the S&P 500 Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the S&P 500 Index. For this purpose, cash distributions on the securities that comprise the S&P 500 Index will be treated as if they were reinvested in the S&P 500 Index at least as frequently as the end of each calendar quarter following payment of the dividend.